Growing from Strength

By Ken Lewis

Chief Executive Officer

Goldman Sachs Investor Conference

December 12, 2007

Thank you Lori. Good morning.

The financial services industry today faces its greatest challenges in decades. In the short term, we at Bank of America are intensely focused on managing through the current market turbulence which we think will extend into 2008.

Longer term, Bank of America has strong differentiating characteristics that we are using to attract new customers and deepen relationships.

I want to discuss those advantages of the Bank of America business model - diversity, capital strength and scale - both as major pluses in the current environment but also as the foundation for future growth.

I will also cover current issues including the economic outlook, the ongoing turmoil in capital markets and credit trends.

We will leave time for questions.

As usual, I need to remind you that I will be making forward looking statements which involve certain risks and assumptions. The full disclosure is in your presentation books.

Bank of America today is built on a foundation of strength, diversity, scale and reach.

We were the fifth most profitable company in the world last year with more than $21 billion in earnings and the most profitable financial services company through the first nine months of 2007.

Our balance sheet is strong and diverse.

We are a deposit-funded bank, which offers advantages of stability and cost. And we believe our loan portfolio is well diversified by customer segment, industry and geography.

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One of the lynchpins of our model is market leadership. We want to be important where we choose to compete. You name a line of business in financial services, and we are probably a major player.

 We have leading positions in deposits, card, consumer real estate, small business banking, financial services for middle market and large corporate customers in the U.S., and banking the affluent and wealthy. In many cases we are number one.

Finally, we offer unrivaled convenience for customers. We have more banking centers and ATMs by far than any other bank. We offer internet banking - including bill pay - which accounts for more than 50% of bills paid through banks on the internet in the U.S.

We also offer industry-leading banking through mobile devices.

For business customers, we have the reach, the balance sheet and the breadth of products that few competitors can match.

These are the underlying foundations of Bank of America's business and help shape our strategy.

One of our key advantages is a diversified income mix.

Global Consumer and Small Business Banking accounted for a little more than half of our earnings for the first nine months of this year.

Global Corporate and Investment Banking accounted for about one fourth of the earnings, but, in more normal times would represent about one third.

And Global Wealth and Investment Management, which primarily offers financial services to the affluent and wealthy, had about 12% of our earnings.

The Other category is mostly our principal and corporate investments whose earnings contribution moves up or down based on market conditions.

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We like this mix. Half of the company is driven by fairly predictable retail generated earnings streams.  Corporate and investment banking and wealth management offer potential for better growth rates but as we have frequently noted that they are also more volatile, subject in particular to the ups and downs of the capital markets.

The segment within GCIB that has experienced significant disruption (Capital Markets and Advisory Services) is normally only one third of GCIB's earnings, or less than 10% of the overall company's earnings.

An overwhelming percentage of our activities in GCIB are customer driven.

Our diversity and strength is shown by the map and points on this slide.

We are geographically diverse and well positioned for growth.  Our retail footprint covers 76% of the U.S. population and is focused on the fastest growing markets.

We serve more than 57 million consumer households and small businesses. Almost one of every two households does business with Bank of America.

Bank of America is in 16 of the 20 fastest growing states with dominant positions in most. We have a 20% or better deposit market share in the top 30 markets within our footprint giving us scale and allowing us to leverage marketing.

Bank of America is also the leader in banking businesses. We are the number one small business bank, and we have relationships with 98% of the U.S, Fortune 500.

More than 44% of mass affluent households do business with Bank of America, and this represents one of our greatest opportunities as I will discuss in a few minutes.

Bank of America has a well-deserved reputation for superior execution. We believe positive operating leverage is what drives the bottom line in our industry.

In 2005, we broke the 50% efficiency ratio barrier for the first time.

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Our efficiency ratio YTD is 48% and is the best efficiency ratio of any bank with our business mix.

Using Six Sigma, we constantly push to improve productivity through process improvement. Channel diversification is reducing the cost to sell and we have been able to take advantage of our size through vendor and marketing leverage.

The bottom line is that we can create a lower cost of delivering products to customers and then of servicing their continuing relationships.

This ability to manage expenses is important in an industry where revenue growth is usually in the single digits.

Bank of America generates huge cash flow. We have aggressively managed our capital to the advantage of shareholders.

We support our businesses internal growth.  But in part because of our efficiency, that has not required a lot of capital investment.

We maintain a strong balance sheet.

We target paying out about 50% of our trailing year's earnings in dividends.

We repurchase shares to send excess capital back to shareholders.

And we make acquisitions and strategic investments, such as in Banco Itau in Brazil and China Construction Bank.

We have consistently returned excess capital to our shareholders.

Since 1998, we have returned $90 billion in capital- $53 billion in dividends and $37 billion in share repurchases, net of employee issuances.

Bank of America's shareholders have also enjoyed consistent increases in their dividends.

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If you held the stock in 1977, your dividend is 35 times what it was then.

While we target a payout ratio of 50% of trailing earnings, we do feel comfortable paying out a greater percentage in the short run.

As I said, we believe that Bank of America is positioned well to weather the current financial storm with our strong balance sheet and liquidity, diverse income sources and the most recognized brand in U.S. financial services.

I would like to take a few minutes now to discuss our near-term outlook beginning with the economic environment.

The economy is definitely slowing.  We expect weak fourth and first quarters, but at this point we are not forecasting a recession. We currently believe GDP will grow at a below-trend 1.5 to 2% next year, reflecting improvement in the second half. However, we are closely watching the impact on consumers of the housing recession, higher energy costs and subprime loans.

Obviously, credit quality will be impacted by whatever happens to the economy.
Credit quality has been good, but we do not see the current level continuing as economic growth slows. A number of banks have forecast increasing credit losses in the coming quarters, and we agree with their statements.

Banks added to reserves last quarter and we would expect more significant additions in the fourth quarter.

At Bank of America, we currently expect provision expense to be approximately $3.3 billion in the fourth quarter, reflecting increased reserves of about $1.3 billion.  In round numbers, about one third of the increase is due to growth and seasoning in our consumer lending portfolios with the remaining two thirds due to deterioration principally in consumer real estate and some in small business.

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As you know, the subprime crisis has created considerable dislocations in the capital markets that significantly affected the financial results at most participants in the third quarter.

The markets turned down sharply in August and then many segments appeared to be recovering during the fall. However, in the past month, the markets have turned down again and will probably remain challenging into next year.

A number of participants - including Bank of America - have forecast sizeable writedowns particularly in CDOs. Based on conditions today, we expect those writedowns will be larger than have already been reported - although obviously we won't know our final numbers until we close the fourth quarter. We will discuss those numbers on the January earnings call.

In addition, our trading revenue has been considerably depressed by the lack of business activity and widening spreads in a number of product categories.

I'm not going to go through all that Joe told you at an investor conference last month. But to summarize, we then estimated pre-tax CDO writedowns of $3 billion, a $300 million writedown of a mezzanine investment, $600 million in support for cash funds and $230 million for the Visa settlement with Amex.

While we do not make a practice of forecasting quarterly earnings, I think you certainly can assume results will again be quite disappointing. At this point, the final writedowns of CDOs are unknowable, but we expect to be profitable in the fourth quarter.

In this environment, Bank of America continues to benefit from a solid balance sheet and liquidity. Our Tier 1 ratio was 8.22 percent at the end of the third quarter, but will be lower at the end of the year primarily due to the $21 billion in cash we paid for LaSalle and weak fourth quarter results.

We expect to rebuild Tier One capital to our 8% target, but with higher capital markets losses and provision expense, we may not now be able to resume buybacks until 2009 instead of the second half of next year as we had hoped.

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The good news is that we have strong momentum in most of our businesses. We also believe that a friendlier interest rate environment will help us grow net interest income faster than in the last two years.

That's how we see the near-term.  However, it is important for investors to ask which organizations are going to be best positioned to grow when the cycle again turns. Bank of America should be on their list.

Here's why.

Our financial strength is allowing us to continue to invest in our businesses.  In fact, we plan to spend more on growth initiatives in 2008 than we did this year.

Here are just a couple of examples.

We will install a new sales and service platform in our banking centers that will make serving customers faster and more efficient.

We are developing a new sales system to better support our relationship managers serving commercial customers.

We have several significant initiatives to improve our platform to serve the mass affluent market with an emphasis on retirement products.

These efforts - and others - are in addition to our finishing the U.S. Trust transition in 2008 and most of the LaSalle transition as well.

These investments are in some of our best opportunities for growth, and I want to spend my remaining time discussing those.

Our best growth opportunities are organic. However, the LaSalle acquisition will allow us to extend our leadership to several key retail markets.

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Chicago was the one attractive large market in the U.S. where we did not have a significant retail position. We had a good commercial bank, but were only 13th in deposit share as we were building a branch system de novo.

LaSalle jumps us to 200 branches in Chicago and puts us neck and neck with the market leader.

Moreover, we believe the growth prospects are significant as LaSalle regarded itself primarily as a commercial-oriented bank and basically used its branches to gather deposits.

We will bring the full array of Bank of America products, reconfigure their branch staffing and implement our sales model. LaSalle customers --- present and future - will find they not only have a broader choice of products and delivery channels, but they can bank almost anywhere they travel.

The LaSalle acquisition also makes us number one in Michigan where, despite that state's well publicized economic challenges, we believe we can grow by implementing our proven retail strategy.

Bank of America has been growing our wealth management business and we will continue to invest heavily in several areas.

We have leadership positions in the affluent and high net worth client segments and operate one of the larger money management operations in the U.S.

In the affluent client segment, our growth strategy is to:

  grow our sales capacity to serve more of the bank's affluent clients build a new model to serve more of the affluent customers in Consumer and build out our capabilities to serve their number one financial need: retirement.

In the high net worth client segment, our strategy is to:

  integrate U.S. Trust successfully

  and leverage the U.S. Trust brand and the Bank of America franchise.

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And in asset management, our growth strategy is to:

  sustain investment performance

  integrate the Excelsior family of funds and build out our investment offerings and continue to strengthen distribution

The mass affluent segment, which we call Premier, includes about 800,000 clients.  However, there are more than 7 million relationships in our consumer bank that would qualify. We are investing in a new model and more people to make more of those relationships Premier clients.

The slide gives you an idea of how we have been growing key metrics in this segment.

There has been a steady climb in the number of households in Premier Banking who have investment accounts with us.  We've grown this number at a compound annual growth rate of 11%... to a record 267,000 households last quarter.

We have a penetration rate on the investment side of about one-third of our Premier households.

The best part is, two-thirds of our affluent customers tell us they would prefer to do more of their banking and investing with us.

So, we see plenty of opportunity to drive that penetration rate much higher.

At the upper right, you can see the fruits of our full service model, which is based on teamwork between financial advisors and client managers. This shows the growing volume of loans and deposits referred to our premier bankers by our financial advisors.

At the lower left, you can see how client balances in Premier Banking & Investments have grown at a compound annual growth rate of 13%.

Total self-directed brokerage assets were up 37% in the last year.

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This year, through August, Bank of America customers who are eligible for zero dollar trades have increased their deposit balances by $1.2 billion... at a growth rate that is three times better than what we've seen in retail balances.

On the lower right, you can see how Premier Banking & Investments is a strong loan engine for us. We've grown average loan balances at a compound annual rate of 19%. This is basically home equity and mortgage loans.

So, as you can see, the affluent segment is a very important business for us that enables Bank of America to deepen its relationships with existing affluent customers.

Our best opportunity to expand those relationships is the number one need of affluent Americans: retirement.

We like the retirement opportunity because about 80% of consumers see retirement as an issue... and planning assistance is key to solving that.

The demographics are compelling. The first of 78 million Baby Boomers turn 62 in 2008. The over 60 population will increase by 55% over the next 20 years.

This is where the money is: $15.1 trillion in total assets, which represents an annual profit pool of about $35 billion.

And the marketplace is highly fragmented, with no single provider holding a dominant share of the market.

Our own share of the market is small, but we manage more than $90 billion in retirement assets. And we believe that gives us a good platform to build upon for future growth.

To achieve these goals, we have brought more talent into our organization in recent months.

Two new executives have joined us from Fidelity: Jeff Carney, who, leads Bank of America Retirement & GWIM Client Solutions... and Bill Carey, who leads our business retirement solutions group.

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The way we grow in the high net worth segment is by expanding existing relationships.

Today, U.S. Trust, Bank of America Private Wealth Management serves approximately 130,000 wealthy clients. This is less than half of the 300,000 wealthy client relationships within the Bank of America footprint.

With the integration of U.S. Trust with Bank of America's Private Bank and Family Wealth Advisors, our combined business now has a more powerful value proposition for wealthy clients than either business had before:

We offer a client-centric, wealth structuring based approach tailored to each client's specific needs... backed by the vast resources and capabilities of one of the largest financial institutions in the world.

Our wealthy clients can come to us for virtually all of their financial needs.... across the spectrum of:

   Wealth structuring and estate planning

  Investment management
  Banking & credit
  And multi-family office services

In short, we believe that scale offers benefits to clients.

We also have a number of good opportunities within our consumer banking business.

Our strategy is to leverage our strong customer base by providing innovative world class products and services featuring the broadest distribution in our industry.

We continue to have good risk-adjusted margins in our credit businesses.

And we continue to differentiate ourselves in the marketplace with innovations such as Keep the Change®, No Fee Mortgage Plus® and the Risk Free CD®.

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Despite our market leadership, we have plenty of room to grow consumer credit. As you can see, we have only a relatively small piece of our customers' business.

For example, only 9% of Bank of America customers hold a Bank of America mortgage. In all we have originated only 12% of the total credit products held by our customers.

They hold more than $4 trillion in credit products from other institutions. Our strategy is to reduce that number.

In credit card, our opportunity is to continue to build out the affinity strategy.

We are increasing distribution into new markets. For example, while we are the number one card issuer in Europe, we are only in the UK, Spain and Canada. Our plan is to expand into other countries next year.

We have introduced the former MBNA unsecured loan product in our banking centers, and that program is going extremely well.

Despite credit losses continuing to normalize, credit card continues to have strong risk-adjusted margins as we leverage our distribution network to be a low cost producer.

Consumer real estate is a significant growth opportunity for Bank of America.

Innovation is a key differentiator. Our no-fee mortgage product is helping us to gain market share.

We have not had the share of this business that our presence would imply.

Over the last year, we have become the largest direct-to-consumer consumer real estate lender in the U.S., again leveraging the advantage of our strong distribution network.

We have grown home equity loans largely through cross-selling to existing customers.

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Our growth plans in commercial and corporate banking start with leadership positions in middle market lending and treasury services.

We are reorganizing the way we serve middle market customers to become more effective and efficient. A healthy percentage of the job reductions we announced last month are to implement this new client relationship model.

As you know, we are reviewing the shape of our capital markets businesses. That review is nearing completion and we will discuss our plans on the fourth quarter earnings call. I cannot comment beyond that except to say:

  We will continue to be in the capital markets business.

  Our activities will focus on providing client solutions.

So the Bank of America story is that we are managing to grow our company at attractive rates for shareholders.

In the short term, we are intensely focused on managing through the current market turbulence which we think will extend into 2008.

Longer term, we believe we have strong differentiating characteristics that we are using to attract new customers and deepen relationships.

We are leveraging our scale and national franchise.

We are utilizing our knowledge to provide innovative client solutions.

We have a long-term track record of earnings growth.

We believe the combination of unmatched franchise, scale, execution and innovation will continue to win in the marketplace.

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Thank you for your attention. I would be happy to field any questions.

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